Exhibit 1.1

                                 867,679 Shares
                                  Common Stock,
                                ($.01 par value)

                             UNDERWRITING AGREEMENT
                                                               February 18, 1998
A.G. EDWARDS & SONS, INC.
One North Jefferson Avenue
St. Louis, Missouri 63103

         The undersigned, Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company") hereby confirms its agreement with you (the "Underwriter") as follows:

         1. Description of Shares. The Company proposes to issue and sell to you 867,679 shares of its Common Stock, par value $.01 per share (the "Shares"). The Shares are more fully described in the Prospectus hereinafter defined.

         2. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company at a purchase price of $27.3725 per share, 867,679 Shares.

         The Company will deliver definitive certificates for the Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York ("Edwards' Office"), or such other place as you and the Company may mutually agree upon (the "Place of Closing"), for your account against payment to the Company of the purchase price for the Shares sold to you by wire transfer of immediately available funds to an account specified by the Company, at 10:00 a.m., St. Louis time, on February 23, 1998, or at such other time and date not later than three full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

         The certificates for the Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least two full business days prior to the Closing Date.

         3. Representations, Warranties and Agreements of the Company. (a) The Company represents and warrants to and agrees with you that:


                  (a) The  Registration  Statement (as defined below) has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The registration statement on Form S-3 (Registration No. 33-97888) including a prospectus, relating to (i) shares of common stock of the Company, par value $.01 per share ("Common Stock"), (ii) warrants to purchase Common Stock, (iii) shares of preferred stock of the Company, par value $.01 per share, and (iv) debt securities of the Company (collectively, the "Shelf Securities") to be issued from time to time by the Company, as amended at the date of this Agreement is hereinafter referred to as the Registration Statement, and the related prospectus covering the Shelf Securities in the form contained in the Registration Statement at the time it was declared effective by the Commission is hereinafter referred to as the Basic Prospectus. The Basic Prospectus as supplemented by the prospectus supplement (the "Prospectus Supplement") specifically relating to the offering of the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the Prospectus. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary prospectus (a "preliminary prospectus") filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in a light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

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
                  (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Company and each of its subsidiaries are corporations that have been duly organized, are validly existing as corporations in good standing under the laws of the jurisdiction of incorporation of each such corporation and has the corporate power and authority to acquire and own its properties and the properties proposed to be invested in by the Company and its subsidiaries and to lease such properties to others and to conduct their business, all as described in the Prospectus, and, with respect to the Company, to enter into and perform its obligations under this Agreement, and each such corporation is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (f) On the date of this Agreement, the Company has no subsidiaries other than HR of Texas, Inc., a Maryland corporation, HRT of Alabama, Inc., an Alabama corporation, HRT of Tennessee, Inc., a Tennessee corporation, HRT of Virginia, Inc., a Virginia corporation, HRT of Arkansas, Inc., an Arkansas corporation, Healthcare Realty Management Incorporated, an Alabama corporation, HRT of Florida, Inc., a Florida corporation, HRT of Delaware Inc., a Delaware corporation, Healthcare Realty of Tennessee, L.P., a Tennessee limited partnership, HR Interests, Inc., a Texas corporation, and HRT of Roanoke, Inc., a Virginia corporation and the Company owns all of the outstanding capital stock of or other ownership interests in each such subsidiary. The Company also owns approximately 99% of the value of the capital stock of Durham Medical Office Building, Inc., a Texas corporation, HR Capital, Inc., a Texas corporation, HR Assets, Inc., a Texas corporation and HR Funding, Inc. a Texas corporation. All of the Shares of capital stock of, or other ownership interests in, each such subsidiary owned by the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

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                  (g) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable, and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in, or incorporated by reference into, the Prospectus.

                  (i) Neither the Company nor any of its subsidiaries is in violation of its respective articles of incorporation or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

                  (j) The Company or one of its subsidiaries, as applicable, has good and indefeasible title in fee simple to the properties listed under the caption "Properties" in the Company's prospectus supplement, dated February 11, 1997, to the Prospectus (the "Properties"), free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects ("Property Encumbrances"), except for: (x) the Leases (as defined in the Company's prospectus supplement, dated February 11, 1997, to the Prospectus), (y) any other Property Encumbrances that would not, individually or in the aggregate, have a material adverse effect on such Property. All Property Encumbrances on or affecting the Properties which are required to be disclosed or incorporated by reference in the Prospectus are disclosed or incorporated by reference therein.

                  (k) Each of the Leases pertaining to the Properties has been duly authorized by the Company and its subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of its subsidiaries, as applicable, enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and is subject to general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (l) To the best knowledge of the Company, no lessee of any portion of any of the Properties is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (m) The execution, delivery and performance, compliance with all the provisions of, and the consummation of all the transactions contemplated by this Agreement will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states), except where the failure to obtain such consent, approval, authorization or other order would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws of the Company or any of its subsidiaries or any material agreement, indenture or other instrument to which such person is a party or by which such person or its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to such person or its properties. The foregoing representation, to the extent it relates to any person other than the Company and its subsidiaries, is made to the best knowledge of the Company.

                  (n) Except as otherwise set forth or incorporated by reference in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any seller or sublessee of any Property or portion thereof is a party or of which any of the Company's or any of its subsidiaries' property or, to the best knowledge of the Company, any Property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its subsidiaries has, and, to the best of the Company's knowledge, any seller or sublessee of any Property, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the healthcare industry and including Environmental Laws, as defined in paragraph (o) below) concerning the Properties, or any part thereof which has not heretofore been cured, and neither the Company nor any of its subsidiaries and, to the best of the Company's knowledge, each such other person, does not know of any such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Laws, which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any seller or sublessee of any Property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties, or any part thereof and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or any of the Properties. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described, filed or incorporated by reference as required.

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

                  (o) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any seller or sublessee of any Property or portion thereof has violated any foreign, federal, state or local law or regulation relating to human health or safety or the environment or Hazardous Materials (as defined in paragraph (p) below) ("Environmental Laws") in connection with any Property, nor has the Company nor any of its subsidiaries violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in any case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (p) Except as otherwise set forth or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any seller or sublessee of any Property or portion thereof has knowledge of (i) the presence of any hazardous or toxic substances or wastes, pollutants or contaminants ("Hazardous Materials") at, on or under any of the Properties or (ii) any spills, releases, discharges or disposal of Hazardous Materials at, on or under or occurring in connection with any of the Properties, other than those that would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) The Company and each of its subsidiaries and, to the best of the Company's knowledge, each of the Lessees or sublessees of any Property or portion thereof has such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Environmental Laws, as are necessary in the case of each such party, as the case may be, to acquire and own, lease or sublease, lease to others and conduct its business, all as described or incorporated by reference in the Prospectus, except where the failure to obtain such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or such Property; each of the Company and each of its subsidiaries and, to the best of the Company's knowledge, of the Lessees or sublessees of any Property or portion thereof has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit; and, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole. Each of the Properties and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations in all material respects, except where such failure does not materially impair the value of the applicable Property and will not result in a forfeiture or reversion of title.

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                  (r)  The  Company  and  each  of  its  subsidiaries  maintains reasonably adequate insurance for companies of its type, given the nature of its business.

                  (s) Ernst & Young LLP are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the Act.

                  (t) The financial statements, together with related schedules and notes forming part of or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Registration Statement at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such amounts. The other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                  (u) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) The Company meets the requirements for qualification and taxation as a REIT under the Code.

                  (w) Except as disclosed or incorporated by reference in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except for warrants to purchase 152,312 shares of Common Stock issued by the Company in 1993 in connection with the purchase of certain real property.

                  (x) The Company has not (i) taken, directly or indirectly, any action, in violation of any securities law, designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid anyone, in violation of any securities law, any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person, in violation of any securities law, any compensation for soliciting another to purchase any other securities of the Company.

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         4.  Additional  Covenants.  The Company  covenants  and agrees with you that:

                  (a) The Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the name of the Underwriter and the number of Shares which the Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Company and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares, and file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares;
(ii) during any period in which the Prospectus is required by law to be delivered in connection with an offering or sale of Shares by an underwriter or dealer, not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) during any period in which the Prospectus is required by law to be delivered in connection with an offering or sale of Shares by an underwriter or dealer, promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

                  (b) During any period in which the Prospectus is required by law to be delivered in connection with an offering or sale of Shares by an underwriter or dealer, the Company will advise you promptly, after it shall receive notice or obtain knowledge thereof, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose, and during any period in which the Prospectus is required by law to be delivered in connection with an offering or sale of Shares by an underwriter or dealer, the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) Prior to any public offering of the Shares, the Company will cooperate with you and your counsel in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as required for distribution of the Shares.

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                  (d) During the period in which the  Prospectus  is required by law to be delivered in connection with the offering or sale of Shares by an underwriter or dealer, the Company will deliver to you, without charge as many copies of the Prospectus (including all documents incorporated by reference therein), or as it thereafter may be amended or supplemented, as you may from time to time reasonably request. The Company consents to the use of such Prospectus by you, both in connection with the offering or sale of the Shares and for such other purposes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with the offering or sale of the Shares by an underwriter or dealer. The Company will deliver to you at or before the Closing Date one conformed copy of the Registration Statement
and  all  amendments   thereto   including  all  exhibits  filed   therewith  or
incorporated by reference therein and all documents incorporated by reference in the Prospectus and will deliver to you such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as you may reasonably request.

                  (e) If, during the period in which a prospectus is required by law to be delivered in connection with an offering or sale of Shares by an underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

                  (f) The Company will make generally available to its shareholders and will file as an exhibit in a report pursuant to the Exchange Act, as soon as it is reasonably practicable to do so, but in any event not later than 15 months after the date of the Prospectus Supplement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the date of the Prospectus Supplement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

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

                  (g) The Company will, for a period of five years from the Closing Date, deliver to you at your principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed by the Company with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to you similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company financial statements; provided however, that during any period in which generally accepted accounting principles or related auditing standards do not require that a Specified Affiliate (as defined below) of the Company be accounted for as a subsidiary for purposes of the consolidated financial statements of the Company and its subsidiaries, the term "significant subsidiary" shall not include any Specified Affiliate of the Company for purposes of this paragraph (g). For purposes hereof, "Specified Affiliate" means any corporation, association or other business entity formed for the purpose of earning income not qualified as "rents from real property" under applicable provisions of the Code, in which the Company owns substantially all of the economic interest but less than 10% of the voting interests, and the remaining economic and voting interests are subject to restrictions requiring that ownership of such interests be held by officers, directors or employees of the Company. Any report, document or other information required to be furnished under this paragraph (g) shall be furnished as soon as practicable after such report, document or information becomes available or filed.

                  (h) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of
Item 504 of Regulation S-K.

                  (i)  The   Company   will   supply  you  with  copies  of  all
correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

                  (j) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares for a period of at least five years after the date of the Prospectus Supplement on, the New York Stock Exchange.

                  (k) During any period in which a prospectus is required by law to be delivered by an Underwriter or dealer, the Company will promptly file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         5. Conditions of Underwriter's Obligation. Your obligations, as Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date, of the representations and warranties of the Company contained herein, and to the following additional conditions:

                  (a) All filings of the Prospectus required by Rule 424 of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to your knowledge or the knowledge of the Company, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

                  (b) You shall not have disclosed in writing to the Company on or prior to the Closing Date, that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of your counsel, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) On the Closing Date, you shall have received one or more opinions from counsel for the Company addressed to you and dated the Closing Date as to the respective matters set forth in Schedule I attached hereto.

                  (d) You shall have received on the Closing Date, from Chapman and Cutler, your counsel, such opinion or opinions, dated the Closing Date with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

                  (e) You shall have received at or prior to the Closing Date from Chapman and Cutler a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by you of the Shares under state securities or Blue Sky laws of such jurisdictions as you may have designated to the Company.

                  (f) On the date of this Agreement and on the Closing Date, you shall have received from Ernst & Young LLP, a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and stating to the effect set forth in Schedule II hereto.

                  (g) Except as contemplated in or incorporated by reference into the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liability or obligation, direct or contingent, or entered into material transactions, and there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any material change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or
(ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

                  (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause
(v) in your judgment is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

                  (i) You shall have received certificates, dated the Closing Date and signed by the President and the Chief Financial Officer of the Company stating that (i) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at the Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, that (ii) all representations and warranties made herein by the Company are true and correct in all material respects at the Closing Date, with the same effect as if made on and as of the Closing Date, and all agreements herein to be performed by the Company on or prior to the Closing Date have been duly performed in all material respects.

                  (j) The Company shall not have failed, refused, or been unable, at or prior to the Closing Date to have performed in all material respects any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to the Closing Date.

                  (k) The Company shall have furnished to you at the Closing Date such other certificates as you may have reasonably requested as to the accuracy, on and as of the Closing Date, of the representations and warranties of the Company herein and as to the performance by the Company of the(k) The Company shall have furnished to you at the Closing Date such other certificates as you ir obligations hereunder.

                  (l) The Shares shall have been approved for trading upon official notice of issuance on the New York Stock Exchange. All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Chapman and Cutler, your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

         6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  (b) In case any action shall be brought against the Underwriter or any person controlling the Underwriter based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter and controlling persons, which firm shall be designated in writing by the Underwriter and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without is written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of the Underwriter through you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus, any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 6(b) hereof.

                  (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, and your agreements contained in
Section 6 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of you or any controlling person, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of the Shares to you hereunder.

         8. Effective Date and Termination. (a) This Agreement shall become effective upon execution by each of the parties hereto.

                  (b) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in
Section 5 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 6 and 9 hereof.

                  If you terminate this Agreement as provided in Sections 8(b), you shall notify the Company by telephone or telegram, confirmed by letter.

         9. Cost and Expenses. The Company will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto (c) the furnishing of copies of such documents to you, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of your counsel relating to such registration or qualification,
(e) the fees payable to the NASD (if any) and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the authorization of the Shares for trading on the New York Stock Exchange, (i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that you will bear and pay the fees and expenses of your counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states), your out-of-pocket expenses, and any advertising costs and expenses incurred by you incident to the public offering of the Shares.

         If this Agreement is terminated by you in accordance with the provisions of Section 8(b), the Company shall reimburse you for all of your reasonable out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

         10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Syndicate, facsimile number (314) 289-7387, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 3310 West End Avenue, Suite 700, Nashville, TN 37203 Attention: President, facsimile number (615) 269-8122.

         11. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from you shall be construed a successor or assign by reason merely of such purchase.

         12. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         13. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

         If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and you.

                                          Healthcare Realty Trust Incorporated

                                          By:     /s/ David R. Emery
                                          Name:   David R. Emery
                                          Title:  Chief Executive Officer
Accepted in St. Louis,
Missouri as of the date
first above written.

A.G. Edwards & Sons, Inc.

By:          /s/ Douglas D. Rubenstein
Name:        Douglas D. Rubenstein
Title:       Managing Director